U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2026

SYNERA STUDIO INC
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

333-289053

(Commission File Number)

38-4353389

(IRS Employer Identification No.)

Kamenicka Street 7

Topola, Serbia 34310

(Address of principal executive offices)

Tel: (307) 655-6009

(Registrant's Telephone Number, Including Area Code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value of $0.001	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On April 20, 2026, Synera Studio Inc (the “Company”) entered into a material definitive agreement (the “Agreement”) with LUMARK HK LIMITED (the “Contractor”).

Pursuant to the Agreement, the Contractor will design, develop, and deliver to the Company a custom software video editor application for Windows for the Company’s own business use (the “Software”). The scope of work includes development of the Software from scratch and delivery of, at minimum, the full source code, compiled build, and project files.

The term of the Agreement commenced on April 16, 2026 and will continue for twenty-two (22) weeks, unless earlier terminated in accordance with its terms.

The total contract price under the Agreement is $70,380, payable in two installments: (i) $30,000 as an advance payment due upon execution of the Agreement, and (ii) $40,380 upon completion of the work and prior to the transfer of intellectual property rights, due against the Contractor’s final invoice. Except as expressly provided in the Agreement, no additional fees, reimbursements, or expenses are payable by the Company. Any work outside the agreed scope must be approved in writing pursuant to a separate change request.

Upon completion of the work, the Contractor will deliver the final deliverables to the Company for review. The Company has seven (7) calendar days from receipt of the final deliverables to either confirm acceptance or provide written notice of material non-conformity with the agreed scope. Final transfer of intellectual property rights in the deliverables will occur only after final acceptance and payment in full of the final installment.

The Agreement may be terminated by the Company for convenience at any time upon written notice to the Contractor. In the event of such termination, the Company will have no obligation to make any further payments beyond amounts already paid, and the Contractor will have no obligation to deliver incomplete materials, unfinished work product, or partially completed deliverables. The Agreement also permits termination by either party for material breach, subject to a 10-day cure period, and by the Company if the Contractor materially fails to complete the work within the agreed term and no written extension is agreed.

The Agreement also includes provisions relating to confidentiality, representations and warranties, indemnification, limitation of liability, and governing law. Subject to certain exceptions, the aggregate liability of either party arising out of or relating to the Agreement may not exceed the total amount actually paid by the Company to the Contractor under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Software Development Agreement
104	Cover page interactive data file (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date

/s/ Zoran Bubanja
Zoran Bubanja	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 23, 2026

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